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                                 EXHIBIT 11

                       CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions 'Financial Highlights' and 'General Information -- Counsel and Independent Auditors' and to the use of our report dated December 13, 1996, in this Registration Statement (Form N-1A No. 33-92982) of Winthrop Opportunity Funds.


ERNST & YOUNG LLP
New York, New York
January 22, 1997